               As filed with the United States Securities and
                  Exchange Commission on March 7, 2000

                                                 Registration No. 333-_____



                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                   --------
                                   Form S-8
                                   --------

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ECHOSTAR COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

                 NEVADA                               88-03369997
      (State or other jurisdiction                 (I.R.S. Employer
    of incorporation or organization)             Identification No.)

                         5701 SOUTH SANTA FE DRIVE
                         LITTLETON, COLORADO 80120
       (Address, including zip code, of principal executive offices)

                    ECHOSTAR COMMUNICATIONS CORPORATION
                      401(k) EMPLOYEES' SAVINGS PLAN
                           (Full Title of Plan)

                            DAVID K. MOSKOWITZ
           SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                  ECHOSTAR COMMUNICATIONS CORPORATION
                        5701 SOUTH SANTA FE DRIVE
                        LITTLETON, COLORADO 80120
                  (Name and address of agent for service)

                             (303) 723-1040
         (telephone number, including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
                                     maximum       maximum
Title of             Amount          offering     aggregate         Amount of
securities           to be            price       offering       registration
to be registered    registered      per share      price               fee
_________________   __________      __________    __________     _____________


Class A Common   60,000 shares(1) $112.375(2)  $6,742,500.00(2)  $1,780.02(2)
Stock par value
$0.01 per share


(1) This amount represents a 60,000 share increase in the number of shares of the Company's Class A Common Stock authorized for issuance under the Company's 401(k) Employee Savings Plan.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the maximum offering price, per share and in aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Company's Class A Common Stock as reported on the Nasdaq National Market System on March 2, 2000.



                                 INTRODUCTION

    This Registration Statement on Form S-8 is filed by EchoStar Communications Corporation, a Nevada Corporation formed in April, 1995 (the "Company"), with respect to an additional 60,000 shares of the Company's Class A Common Stock, par value of $0.01 per share, issuable under the Company's 401(k) Employees' Savings Plan, and consists of only those items required by General Instruction E to Form S-8.

                                     PART II

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

    In accordance with General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "Commission") on December 19, 1995, Registration No. 33-80527; the Company's Registration Statement on Form S-8 filed by the Company with the Commission on March 7, 1997, Registration No. 333-22971; the Company's Registration Statement on Form S-8 filed by the Company with the Commission on March 30, 1998, Registration No. 333-48895, and the Company's Registration Statement on Form S-8 filed by the Company with the Commission on March 22, 1999, Registration No. 333-74779,are incorporated herein by reference and made a part hereof.

    Pursuant to General Instruction E, only the following opinions and consents required under Item 8 are furnished:




Exhibit No.  Exhibit Description
-----------  -------------------

  5.1        Opinion and Consent of David K. Moskowitz, Esq.

 23.1        Consent of Arthur Andersen LLP.

 23.2        Consent of David K. Moskowitz, Esq.  See Exhibit 5.1.

 24          Power of Attorney.

                                  SIGNATURES

THE REGISTRANT.

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on March 7, 2000.

                                       ECHOSTAR COMMUNICATIONS CORPORATION


                                       By: /s/ David K. Moskowitz
                                          ---------------------------------
                                          David K. Moskowitz
                                          Senior Vice President, General Counsel
                                          and Secretary


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title                     Date
---------                              -----                     ----

/s/ Charles W. Ergen            Chairman,                       March 7, 2000
------------------------        Chief Executive Officer and
Charles W. Ergen                Director
                                (Principal Executive Officer)

/s/ Steven B. Schaver           Chief Financial Officer and     March 7, 2000
------------------------        Chief Operating Officer
Steven B. Schaver               (Principal Financial and
                                Accounting Officer)

/s/ David K. Moskowitz          Director                        March 7, 2000
------------------------
David K. Moskowitz

*                               Director                        March 7, 2000
------------------------
James DeFranco

*                               Director                        March 7, 2000
------------------------
O. Nolan Daines

*                               Director                        March 7, 2000
------------------------
Raymond L. Friedlob


*  By: /s/ David K. Moskowitz
      ------------------------
      David K. Moskowitz
      Attorney-in-Fact

                                   SIGNATURES


THE PLAN.


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Trustees of the Company's 401(k) Employees' Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on March 7, 2000.

                                       ECHOSTAR COMMUNICATIONS CORPORATION'S
                                       401(k) EMPLOYEES' SAVINGS PLAN


                                       By: /s/ Charles W. Ergen
                                          ----------------------------
                                          Charles W. Ergen
                                          Trustee


                                       By: /s/ Cantey M. Ergen
                                          ----------------------------
                                          Cantey M. Ergen
                                          Trustee